EXHIBIT 99.1

Wish Reports First-Quarter 2023 Financial Results

SAN FRANCISCO—(BUSINESS WIRE)—May 4, 2023—ContextLogic Inc. (d/b/a Wish) (Nasdaq: WISH), one of the largest mobile ecommerce platforms, today reported its financial results for the quarter ended March 31, 2023.

First-Quarter Fiscal 2023 Financial Highlights

•
Revenues: Revenues were $96 million, a decrease of 49% YoY
o
Core Marketplace revenues were $28 million, down 69% YoY
o
Product Boost revenues were $8 million, down 43% YoY
o
Logistics revenues were $60 million, down 29% YoY
•
Net Loss: Net loss was $89 million, compared to a net loss of $60 million in the first quarter of fiscal 2022
o
Net loss per share was $3.83, compared to a net loss of $2.72 per share in the first quarter of fiscal 2022
•
Adjusted EBITDA: Adjusted EBITDA(1) was a loss of $62 million, compared to a loss of $40 million in the first quarter of fiscal 2022
•
Cash Flow: Cash flows from operating activities were negative $92 million
o
Free Cash Flow(1) was negative $92 million, compared to negative $148 million in the first quarter of fiscal 2022

"Revenue declined by 49% year-over-year, driven by the unfavorable impact from the pricing changes implemented by the end of the second quarter of 2022, combined with our lower advertising spend in the quarter. On the bottom line, net loss was $89 million, and adjusted EBITDA was a loss of $62 million, which was significantly above the midpoint of the guidance range. The better-than-expected adjusted EBITDA result was attributable to the significant improvements in our unit economics, coupled with the disciplined approach to our spending throughout the quarter," said Joe Yan, Wish CEO. “Our turnaround remains on track, as we continue to make progress in our key strategic initiatives, specifically our conversion rates, buyer retention and customer satisfaction. The path towards growth is clear and we remain energized by the opportunities that lie ahead.

“Building on the vision we have about the future of our business, our Board last month authorized a $50 million share repurchase program. We believe this share repurchase program will support our efforts to unlock the long-term value and opportunity we see ahead,” concluded Mr. Yan.

Second Quarter Fiscal 2023 Financial Guidance

•
Revenue: Revenue is expected to be in the range of $91 million to $102 million.
•
Adjusted EBITDA: Adjusted EBITDA(2) is expected to be a loss in the range of $60 million to $75 million.

First-Quarter Fiscal 2023 Consolidated Financials

The following tables include unaudited GAAP and non-GAAP financial highlights for the periods presented:

Revenue

(in millions, except percentages; unaudited)

	Three Months Ended
	March 31,
	2023	2022	YoY%
Core marketplace revenue	$28	$90	(69)%
ProductBoost revenue	8	14	(43)%
Marketplace revenue	36	104	(65)%
Logistics revenue	60	85	(29)%
Revenue	$96	$189	(49)%

Other Financial Data

(in millions, except percentages; unaudited)

	Three Months Ended
	March 31,
	2023	2022
Net loss	$(89)	$(60)
% of Revenue	(93)%	(32)%
Adjusted EBITDA(1)	$(62)	$(40)
% of Revenue	(65)%	(21)%

Forward Looking Guidance - Second Quarter Fiscal 2023
(in millions, except percentages, unaudited)

We expect the following financial results for revenue and Adjusted EBITDA in the period presented below:

	Three Months Ended
	June 30, 2023
Revenue	$91	to	$102
% YoY	(32)%		(24)%
Adjusted EBITDA(2)	$(60)	to	$(75)
% YoY	(3)%		(29)%
(1)
Indicates non-GAAP metric. See below for more information regarding our presentation of non-GAAP metrics in the section titled: “Use of Non-GAAP Financial Measures.”
(2)
Wish has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) for Adjusted EBITDA within this release because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to stock-based compensation and income taxes which are directly impacted by unpredictable fluctuations in the market price of the company's Class A common stock.

Conference Call & Webcast Information

Information about Wish’s financial results, including a link to the live webcast and replay will be made available on the company’s investor relations website at https://ir.wish.com. The live conference call may be accessed by registering using this online form. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call.

About Wish

Wish brings an affordable and entertaining shopping experience to millions of consumers around the world. Since our founding in San Francisco in 2010, we have become one of the largest global ecommerce platforms, connecting millions of value-conscious consumers to hundreds of thousands of merchants globally. Wish combines technology and data science capabilities and an innovative discovery-based mobile shopping experience to create a highly-visual, entertaining, and personalized shopping experience for its users. For more information about the company or to download the Wish mobile app, visit www.wish.com or follow @Wish on Facebook, Instagram and TikTok or @WishShopping on Twitter and YouTube.

Use of Non-GAAP Financial Measures

We provide Adjusted EBITDA, a non-GAAP financial measure that represents our loss before interest and other income, net (which includes foreign exchange gain or loss and other non-operating income and expenses), income tax expense, and depreciation and amortization, adjusted to eliminate stock-based compensation expense, lease termination and impairment related expenses, restructuring and other discrete charges, and to add back certain recurring items. Additionally, we provide Adjusted EBITDA Margin, a non-GAAP financial measure that represents Adjusted EBITDA Margin divided by revenue. The reconciliation between historical GAAP and non-GAAP results of operations is provided below. Our management uses Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with GAAP and other operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA and Adjusted EBITDA Margin should not be considered as an alternative financial measure to net loss and net loss as a percentage of revenue, which, respectively, are the most directly comparable financial measures calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP. We also provide Free Cash Flow, a non-U.S. GAAP financial measure that represents net cash used in operating activities less purchases of property and equipment. We believe that Free Cash Flow is an important measure since we use third parties to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. The reconciliation between net cash used in operating activities and Free Cash Flow is provided below. Free Cash Flow has limitations as an analytical measure, and you should not consider it in isolation or as a substitute for analysis of our net cash used in operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding Wish’s outlook including expectations with respect to revenues, adjusted EBITDA, expectations regarding new business strategies, and ability to capitalize on opportunities, and other quotes of management. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: our ability to acquire new users and engage existing users; our ability to promote, maintain, and protect our brand and reputation and offer a compelling user experience; the effectiveness of our CEO transition; the continued services of members of our senior management team; our ability to offer and promote our app on the Apple App Store and the Google Play Store; the risk of merchants on our platform using unethical or illegal business practices or if our policies and practices with respect to such sales are perceived or found to be inadequate; the success of our execution on new business strategies; competition in our market and industry; the ongoing COVID-19 pandemic; global conflicts, including the Russian invasion of Ukraine; economic tension between the United States and China; supply chain issues; increasing requirements on collection of sales and value added taxes; significant disruption in service on our platform or in our computer systems; litigation matters; general economic conditions, including the impact of inflation, higher interest rates, and potential economic downturns; and material weaknesses in our internal control over financial reporting and the effectiveness of our internal controls generally. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect Wish’s results is included in its filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and future reports that Wish may file with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by Wish in this news release speaks only as of the day on which Wish makes it. Wish assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

The unaudited financial results in this news release are estimates based on information currently available to Wish. While Wish believes these estimates are meaningful, they could differ from the actual amounts that the company ultimately reports in its Quarterly Report on Form 10-Q for the three months ended March 31, 2023. Wish assumes no obligation and does not intend to update these estimates prior to filing its Quarterly Report on Form 10-Q for the three months ended March 31, 2023.

ContextLogic Inc.

Condensed Consolidated Balance Sheets

(in millions)

(unaudited)

	As of March 31,	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$371	$506
Marketable securities	256	213
Funds receivable	5	14
Prepaid expenses and other current assets	39	44
Total current assets	671	777
Property and equipment, net	10	9
Right-of-use assets	8	9
Other assets	4	4
Total assets	$693	$799
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$41	$53
Merchants payable	110	120
Refunds liability	5	6
Accrued liabilities	115	130
Total current liabilities	271	309
Lease liabilities, non-current	11	13
Total liabilities	282	322
Stockholders’ equity	411	477
Total liabilities and stockholders’ equity	$693	$799

ContextLogic Inc.

Condensed Consolidated Statements of Operations

($ in millions, shares in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2023	2022
Revenue	$96	$189
Cost of revenue(1)	76	125
Gross profit	20	64
Operating expenses:
Sales and marketing(1)	37	45
Product development(1)	51	66
General and administrative(1)	25	15
Total operating expenses	113	126
Loss from operations	(93)	(62)
Other income, net:
Interest and other income, net	4	2
Loss before provision for income taxes	(89)	(60)
Provision for income taxes	—	—
Net loss	(89)	(60)
Net loss per share, basic and diluted	$(3.83)	$(2.72)
Weighted-average shares used in computing net loss per share, basic and diluted	23,246	22,049

(1) Includes the following stock-based compensation expense:

	Three Months Ended
	March 31,
	2023	2022
Cost of revenue	$1	$(1)
Sales and marketing	1	1
Product development	16	14
General and administrative	8	(16)
Total stock-based compensation	$26	$(2)

ContextLogic Inc.

Condensed Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Three Months Ended
	March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(89)	$(60)
Adjustments to reconcile net loss to net cash used in operating activities:
Noncash inventory write downs	—	3
Depreciation and amortization	1	2
Noncash lease expense	1	2
Impairment of lease assets and property and equipment	—	4
Stock-based compensation expense	26	(2)
Other	(4)	2
Changes in operating assets and liabilities:
Funds receivable	9	3
Prepaid expenses, other current and noncurrent assets	5	(1)
Accounts payable	(13)	(27)
Merchants payable	(10)	(35)
Accrued and refund liabilities	(15)	(33)
Lease liabilities	(2)	(2)
Other current and noncurrent liabilities	(1)	(2)
Net cash used in operating activities	(92)	(146)
Cash flows from investing activities:
Purchases of property and equipment and development of internal-use software	—	(2)
Purchases of marketable securities	(125)	(153)
Maturities of marketable securities	85	50
Net cash used in investing activities	(40)	(105)
Cash flows from financing activities:
Payments of taxes related to RSU settlement	(3)	—
Net cash used in financing activities	(3)	—
Foreign currency effects on cash, cash equivalents and restricted cash	1	—
Net decrease in cash, cash equivalents and restricted cash	(134)	(251)
Cash, cash equivalents and restricted cash at beginning of period	513	1,018
Cash, cash equivalents and restricted cash at end of period	$379	$767
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents	$371	$760
Restricted cash included in prepaid and other current assets in the condensed consolidated balance sheets	8	7
Total cash, cash equivalents and restricted cash	$379	$767
Supplemental cash flow disclosures:
Cash paid for income taxes, net of refunds	$—	$3
Supplemental noncash investing activities:
Purchase of property and equipment included in accounts payable	$2	$—

ContextLogic Inc.

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA

($ in millions, except percentages)

(unaudited)

	Three Months Ended
	March 31,
	2023	2022
Revenue	$96	$189
Net loss	(89)	(60)
Net loss as a percentage of revenue	(93)%	(32)%
Excluding:
Interest and other income, net	(4)	(2)
Depreciation and amortization	1	2
Stock-based compensation expense and related employer payroll taxes(1)(2)	27	(2)
Restructuring and other discrete items(3)	3	22
Adjusted EBITDA	(62)	(40)
Adjusted EBITDA margin	(65)%	(21)%

(1)
Total amount for the three months ended March 31, 2023 consisted of $26 million of stock-based compensation expense and $1 million of related employer payroll taxes. Total amount for the three months ended March 31, 2022 consisted of negative $2 million of stock-based compensation expense and an immaterial amount of related employer payroll taxes.
(2)
Total stock-based compensation for the three months ended March 31, 2023 increased by $28 million compared to the three months ended March 31, 2022 primarily due to i) accelerated vesting of the Company's former Chief Product Officer and Chief Administrative Officer's RSUs upon their departures in accordance to their separation agreements during the first quarter of 2023 and ii) forfeitures originating from the resignation of the Company’s former Chief Executive Officer (Piotr Szulcewski), and modifications to the Company’s former Executive Chair’s equity awards during the first quarter of 2022.
(3)
Total amount for the three months ended March 31, 2023 consisted of $3 million of employee severance and other personnel reduction costs. Total amount for three months ended March 31, 2022 included a $15 million one-time discretionary cash bonus paid to select employees to cover their respective tax obligations triggered by the settlement of their RSUs that vested upon the Company’s initial public offering as well as restructuring charges consisting of $3 million of severance and other personnel reduction costs and $4 million in impairment of lease assets and property and equipment.

ContextLogic Inc.

Reconciliation of GAAP Net Cash Used in Operating Activities to Non-GAAP Free Cash Flow

(in millions)

(unaudited)

	Three Months Ended
	March 31,
	2023	2022
Net cash used operating activities	$(92)	$(146)
Less:
Purchases of property and equipment and development of internal-use software	—	2
Free Cash Flow	$(92)	$(148)

Contacts

Investor Relations:

Ralph Fong, Wish

ir@wish.com

Media contacts:

Carys Comerford-Green, Wish

press@wish.com